Exhibit 10.45

BUSINESS FINANCING AGREEMENT

Borrower:            CHROMADEX CORPORATION,a Delaware corporation

CHROMADEX, INC., a California corporation

CHROMADEX ANALYTICS, INC., a Nevada corporation

                             HEALTHSPAN RESEARCH LLC, a Delaware limited liability company

10900 Wilshire Blvd., Suite 650Los Angeles, CA 90024

Lender: WESTERN ALLIANCE BANK, an Arizona corporation 55 Almaden Boulevard, Suite 100 San Jose, CA 95113

This BUSINESS FINANCING AGREEMENT, dated as of November 12, 2019 (“Closing Date”), is made and entered into among WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), and CHROMADEX CORPORATION, a Delaware corporation, CHROMADEX, INC., a California corporation, CHROMADEX ANALYTICS, INC., a Nevada corporation, and HEALTHSPAN RESEARCH LLC, a Delaware limited liability company (individually and collectively, “Borrower”), on the following terms and conditions:

1.
CREDIT EXTENSIONS.

1.1
REVOLVING CREDIT LINE.

(a)
Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrower not exceeding the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and subject to the terms and conditions hereof reborrowed during the term of this Agreement. It shall be a condition to each Advance that  an Advance Request acceptable to Lender has been received by Lender,  all of the representations and warranties set forth in Section 3 are true and correct in all material respects on the date of such Advance as though made at and as of each such date, and  no Default has occurred and is continuing, or would result from such Advance.

(b)
Advance Requests. Borrower may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrower to Lender on or with the Advance Request. Lender may honor Advance Requests, instructions or repayments given by Borrower (if an individual) or by any Authorized Person. So long as all of the conditions for an Advance set forth herein have been satisfied, Lender shall fund such Advance into Borrower’s Account within one business day of Lender’s receipt of the applicable Advance Request.

(c)
Due Diligence. Lender shall (a) audit Borrower’s Receivables and any and all records pertaining to the Collateral, once every twelve (12) months or more frequently at Lender’s sole discretion, and (b) conduct an appraisal on Borrower’s Inventory once every twelve (12) months or, if an Event of Default has occurred and is continuing, more frequently at Lender’s sole discretion, in each case at Borrower’s expense. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or Borrower’s books or records pertaining to the Collateral are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender’s requests for information concerning such Collateral and records.

(d)
Collections.

(i) Lender shall have the exclusive right to receive all Collections on all Receivables, and Borrower shall take the actions set out herein to effectuate Lender’s right. Borrower shall promptly notify, transfer and deliver to Lender all Collections Borrower receives for deposit into the Collection Account. On or about the Closing Date, Borrower shall promptly enter into a collection services agreement acceptable to Lender (the “Lockbox Agreement”) pursuant to which all Collections received in the Lockbox shall be deposited into the Collection Account. Borrower shall use the Lockbox address as the remit to and payment address for all of Borrower’s Collections from Account Debtors, and Borrower shall instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Lender directly into the Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or Collection Account. It will be considered an immediate Event of Default if Borrower fails, in any material respect, to complete this transition with all Account Debtors within 90 days of the date of this Agreement (the “Transition Period”). During the Transition Period, Borrower shall forward all collections to Lender along with a weekly cash receipts journal in form and substance reasonably satisfactory to Lender.

(ii) Lender shall when a Streamline Period is in effect, transfer all Collections deposited into the Collection Account to Borrower’s Account, or when a Streamline Period is not in effect, apply the Collections deposited into the Collection Account to the outstanding Account Balance, in either case, within three business days of the date received; provided that upon the occurrence and during the continuance of any Event of Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrower’s Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charge will accrue as if the Collections had not been so applied. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

(e)
Receivables Activity Report. Within 30 days after each Month End, Lender shall send to Borrower a report covering the transactions for the prior billing period, including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive absent manifest error unless Borrower makes written objection to Lender within 30 days after Lender sends the accounting to Borrower.

(f)
Adjustments. In the event any Adjustment or dispute is asserted by any Account Debtor, Borrower shall promptly advise Lender and shall resolve such disputes and advise Lender of any Adjustments; provided that in no case will the aggregate Adjustments made with respect to any Receivable exceed 5% of its original Receivable Amount unless Borrower has obtained the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. So long as any Obligations are outstanding, Lender shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, Borrower is to resell it for Lender’s account at Borrower’s expense with the proceeds made payable to Lender.

(g)
Recourse; Maturity. Advances and the other Obligations shall be with full recourse against Borrower. On the Maturity Date, Borrower will pay all then outstanding Advances and other Obligations to Lender or such earlier date as shall be herein provided.

(h)
Cash Management Services. Borrower may use availability hereunder up to the Cash Management Sublimit for Lender’s cash management services, which may include merchant services, controlled disbursement accounts, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”). Amounts outstanding under the Cash Management Sublimit will be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The Cash Management Services shall be subject to additional terms set forth in applicable cash management services agreements.

(i)
International Sublimit.

(i) Letter of Credit Line. Subject to the terms and conditions of this Agreement, Lender hereby agrees to issue or cause an Affiliate to issue letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”) from time to time; provided that  the Letter of Credit Obligations shall not at any time exceed the International Sublimit less any FX Amount (as defined below) and  the Letter of Credit Obligations will be treated as Advances for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The form and substance of each Letter of Credit shall be subject to approval by Lender, in its sole discretion. Each Letter of Credit shall be subject to the additional terms of the Letter of Credit agreements, applications and any related documents required by Lender in connection with the issuance thereof (each, a “Letter of Credit Agreement”). Each draft paid under any Letter of Credit shall be repaid by Borrower in accordance with the provisions of the applicable Letter of Credit Agreement. No Letter of Credit shall be issued that results in an Overadvance or while any Overadvance is outstanding.

(ii) Foreign Exchange Facility. Borrower may enter in foreign exchange forward contracts with Lender under which Borrower commits to purchase from or sell to Lender a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). The total FX Forward Contracts at any one time may not exceed 10 times an amount equal to the International Sublimit minus the face amount of all outstanding Letters of Credit. Ten percent (10%) of the amount of each outstanding FX Forward Contract shall be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances (the “FX Amount”). Lender may terminate the FX Forward Contracts if an Event of Default occurs. Each FX Forward Contract shall be subject to additional terms set forth in the applicable FX Forward Contract or other agreements executed in connection with the foreign exchange facility.

(j)
Overadvances. Upon any occurrence of an Overadvance, Borrower shall immediately pay down the Advances such that, after giving effect to such payments, no Overadvance exists.

1.2
RESERVED.

1.3
CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Lender to make the initial Credit Extension is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)
duly executed signatures to this Agreement and the other Loan Documents;

(b)
a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)
evidence satisfactory to Lender that the insurance required by Section 4.4 is in full force and effect;

(d)
an initial audit of the Receivables as contemplated by Section 1.1(c)(a);

(e)
payment of the fees and expenses then due specified in Section 2.2 and Section 9 hereof, respectively; and

(f)
termination statements on all liens other than those expressly permitted under this Agreement.

2.
FEES AND FINANCE CHARGES.

2.1
Finance Charges and Interest.

(a)
Advances. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender. The accrued and unpaid Finance Charge shall be due and payable within 10 calendar days after each Month End during the term hereof.

2.2
Fees.

(a)
Revolving Termination Fee. In the event this Agreement is terminated prior to the first anniversary of the date of this Agreement, Borrower shall pay the Revolving Termination Fee to Lender, provided, that, the Revolving Termination Fee shall be waived by Lender if the Credit Extensions are refinanced with Lender or Lender’s affiliates.

(b)
Revolving Facility Fee. Borrower shall pay the Revolving Facility Fee to Lender promptly on the Closing Date and on the first (1st) year anniversary of the Closing Date.

(c)
Letter of Credit Fees. Borrower shall pay to Lender fees upon the issuance of each Letter of Credit, upon the payment or negotiation of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Lender’s standard fees and charges then in effect for such activity.

(d)
Cash Management and FX Forward Contract Fees. Borrower shall pay to Lender fees in connection with the Cash Management Services and the FX Forward Contracts as determined in accordance with Lender’s standard fees and charges then in effect for such activity.

(e)
Due Diligence Fee. Borrower shall pay the Due Diligence Fee to Lender on each anniversary of this Agreement.

3.
REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants:

3.1
No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading when made or deemed made.

3.2
Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except to the extent that any failure to remain so qualified could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Borrower, taken as a whole, or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral.

3.3
The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

3.4
Borrower has good title to the Collateral and all Inventory is in all material respects of good and marketable quality, free from material defects.

3.5
As of the date hereof, Borrower’s name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept is set forth at the beginning of this Agreement, as of the date hereof, Borrower is located at its address for notices set forth in this Agreement. In addition, upon any change to any of the foregoing Borrower will provide to Lender ten (10) Business Days prior written notice of any such change.

3.6
If Borrower owns, holds or has any interest in, any registered copyrights, patents or trademarks, and material inbound licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

3.7
The Eligible Receivables are bona fide existing obligations. The property and services giving rise to such Eligible Receivable has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any Account Debtor that is included in any Borrowing Base Certificate as an Eligible Receivable.

4.
MISCELLANEOUS PROVISIONS. Borrower will:

4.1
At all times maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower’s business or operations and in which any failure to remain so qualified could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Borrower, taken as a whole, or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral, and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless  any such acquired entity becomes a “borrower” under this Agreement and  Lender has previously consented to the applicable transaction in writing.

4.2
Give Lender at least thirty (30) days prior written notice of changes to its name, type of organization, chief executive office or location of records.

4.3
Pay all its taxes including gross payroll, withholding and sales taxes when due, unless (i) such taxes are being contested in good faith by appropriate proceedings and for which Borrower has maintained adequate reserves in accordance with GAAP, or (ii) with respect to withholding and sales taxes only, such withholding and sales taxes do not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) and are satisfied by Borrower within ten (10) days of Borrower’s knowledge of non-payment, and will deliver satisfactory evidence of payment to Lender if requested.

4.4
Maintain at all times:

(a)
insurance satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of Borrower’s properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers’ compensation, and any other insurance which is usual for Borrower’s business. Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(b)
all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the Collateral. Each insurance policy must be for the full replacement cost of the Collateral and include a replacement cost endorsement, or be in an amount acceptable to Lender. The insurance must be issued by an insurance company acceptable to Lender and must include a lender’s loss payable endorsement in favor of Lender in a form acceptable to Lender.

Upon the request of Lender, Borrower shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

4.5
Promptly upon receipt, transfer and deliver to Lender all Collections Borrower receives.

4.6
Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

4.7
Not pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its subsidiaries to do so, other than  the conversion of Borrower’s capital stock,  dividends payable in capital stock of Borrower,  cash in lieu of fractional shares upon exercise or conversion of the capital stock of Borrower contemplated in clause (i) of this Section 4.7, and  as disclosed in Schedule 4.7 of the Disclosure Letter.

4.8
Not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its subsidiaries so to do, other than Permitted Investments.

4.9
Not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

4.10
Not make any payment in respect of any Subordinated Debt, or permit any of its subsidiaries to make any such payment, except in compliance with the terms of the subordination agreement among Lender and the creditors for such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt in a manner adverse to the interest of Lender without Lender’s prior written consent.

4.11
Not become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. In any material respect, fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a material adverse effect on Borrower’s business, or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.

4.12
Store any Collateral with a bailee, warehouseman, or other third party unless  the third party has been notified of Lender’s security interest and  if Lender reasonably requests, Lender has received an acknowledgment from the third party that it is holding or will hold the Collateral for Lender’s benefit on terms satisfactory to Lender. In addition, Borrower shall not store or maintain any Collateral at a location (including any premises leased by Borrower) other than (x) locations disclosed to Lender in writing and (y) to the extent Lender so requests in its reasonable discretion and to the extent commercially practicable, Lender has received a landlord waiver from the applicable landlord and/or sublandlord in form and substance satisfactory to Lender.

4.13
Promptly (and in any event within fifteen (15) Business Days) notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.

4.14
Provide the following financial information and statements in form acceptable to Lender, and such additional information as may be requested by Lender from time to time. Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)
Within one hundred eighty (180) days of the fiscal year end, the annual financial statements of Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion from such auditors not containing any “going concern” qualifications) by a nationally recognized firm of certified public accountants reasonably acceptable to Lender (and for the avoidance of doubt, Marcum LLP is hereby deemed to be acceptable to Lender). The statements shall be prepared on a consolidated basis.

(b)
No later than thirty (30) days after the end of each month (including the last period in each fiscal year), monthly financial statements of Borrower including a balance sheet, income statement, statement of cash flows, and sell through reports, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated basis.

(c)
Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower’s auditor.

(d)
If applicable, within five (5) days of filing, copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Borrower filed with the Securities and Exchange Commission, provided that delivery of any such reports shall be deemed satisfied upon posting on the Electronic Data Gathering, Analysis and Retrieval database maintained by the Securities and Exchange Commission so long as Borrower provides a link to such filing on Borrower’s website.

(e)
Financial projections covering the current fiscal year, specifying the assumptions used in creating the projections and setting forth calculations showing compliance with the financial covenants set forth in this Agreement, and an annual budget approved by the Board of Directors of Borrower. Annual projections and annual Board-approved budgets shall in any case be provided to Lender no later than sixty (60) days after the beginning of each fiscal year.

(f)
Within thirty (30) days after each Month End, a compliance certificate of Borrower, signed by an authorized financial officer and setting forth  the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and  whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Default or Event of Default under this Agreement and, if any such Default or Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(g)
Within fifteen (15) days after each Month End, a roll forward borrowing base certificate substantially in the form attached hereto as Exhibit B, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof and Eligible Inventory as of the last day of the preceding calendar month (a “Borrowing Base Certificate”); provided, however, when a Streamline Period is not in effect, Borrower shall also deliver to Lender at the funding of each Advance a Borrowing Base Certificate (except that such Borrowing Base Certificate need not include updates to Eligible Inventory) as of a date no more than three (3) business days from the date of such Advance.

(h)
 Within fifteen (15) days after each Month End and  when a Streamline Period is not in effect, at the funding of each Advance (as of a date no more than three (3) business days from the date of such Advance), a detailed aging of Borrower’s Receivables by invoice or a summary aging by Account Debtor, together with payable aging, deferred revenue report, sales and billings journals, cash receipts journals, and such other matters as Lender may reasonably request.

(i)
Prompt reports of any material updates (as information becomes available to Borrower) in connection with Borrower’s litigation matters.

(j)
Promptly upon Lender’s request, such other financial information, books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor of Borrower’s obligations to Lender as Lender may request, including without limitation, invoices, purchase orders, proof of delivery, and acceptance documentation.

4.15
Within 90 days from the Closing Date, maintain all of its and its U.S. subsidiaries’ primary depository relationship, including operating and deposit accounts with Lender; provided, that, any accounts maintained outside of Lender shall be subject to a deposit account control agreement in favor of Lender and in form and substance satisfactory to Lender except for Borrower’s accounts maintained with Adyen, PayPal, Humboldt, Stripe or other merchant processors so long as Borrower transfers the entire balance with such merchant processors to an operating account with Lender on a weekly basis. Borrower and its subsidiaries will endeavor to utilize Lender’s International Banking Division for services offered by such division including, without limitation, services related to foreign currency wires, hedging, swaps, and letters of credit.

4.16
Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Borrower or any guarantor or any other obligor as Lender may request.

4.17
Maintain Borrower’s financial condition as follows in accordance with GAAP and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)
RML. Borrower shall maintain at all times, tested as of each Month End, RML of at least four (4) months, provided, that, for any month in which Borrower’s Average EBDAS is at least Zero Dollars ($0), RML shall not be tested.

(b)
Cash. Borrower shall maintain at all times, tested as of each Month End, unrestricted and unencumbered cash at Lender of at least Three Million Dollars ($3,000,000).

4.18
Not make or contract to make, without Lender’s prior written consent, (i) capital expenditures, including leasehold improvements, in any fiscal year in excess of One Million Dollars ($1,000,000), or (ii) incur liability for rentals of property (including both real and personal property) in any fiscal year in excess of Five Million Dollars ($5,000,000).

5.
SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in the Collateral. Borrower is not authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for the sale of Inventory in Borrower’s usual course of business. Borrower agrees to sign any instruments and documents requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral. Borrower shall not grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens. If this Agreement is terminated, Lender’s lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Lender’s obligation to make Advances has terminated, Lender shall, at the sole cost and expense of Borrower, release its liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Obligations under Cash Management Services, Letter of Credit Obligation and FX Amount, are satisfied in full, and (y) this Agreement is terminated, Lender shall terminate the security interest granted herein upon Borrower providing cash collateral in an amount equal to at least one hundred ten percent (110%), of the U.S. dollar equivalent of the Obligations outstanding, Cash Management Services, Letter of Credit Obligation and FX Amount, plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Lender is its sole discretion), to secure all of the Obligations relating to such Cash Management Services, Letter of Credit Obligation and FX Amount.

6.
POWER OF ATTORNEY. Borrower irrevocably appoints Lender and its successors as Borrower’s true and lawful attorney in fact, and authorizes Lender  to, whether or not there has been an Event of Default,  demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Borrower’s name, as Lender may choose;  prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document;  verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, either in the name of Borrower or Lender or such other name as Lender may choose; (iv) with notice to Borrower (provided failure to provide notice shall not give rise to any liability to Lender), notify all Account Debtors with respect to the Receivables to pay Lender directly; (v) receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (vi) endorse Borrower’s name on any checks or other forms of payment on the Receivables; (vii) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (viii) debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (ix) do all acts and things necessary or expedient, in furtherance of any such purposes, and  to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

7.
DEFAULT AND REMEDIES.

7.1
Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.

(a)
Failure to Pay. Borrower fails to make a payment when due under this Agreement.

(b)
Lien Priority. Lender fails to have an enforceable first lien (except for Permitted Liens) on or a security interest in the Collateral.

(c)
False Information. Borrower (or any guarantor) has given Lender any materially false or misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement necessary to make such information or representations true, correct and complete in all material respects when made or deemed made.

(d)
Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period).

(e)
Bankruptcy. An involuntary bankruptcy petition is filed against Borrower (or any guarantor) which is not dismissed or vacated within thirty (30) days of filing (provided no Credit Extensions shall be made during such period), or Borrower (or any guarantor) files a bankruptcy petition, or Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

(f)
Receivers. A receiver or similar official is appointed for a substantial portion of Borrower’s (or any guarantor’s) business, or the business is terminated.

(g)
Judgments. Any judgments or arbitration awards are entered against Borrower (or any guarantor), or Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration and the aggregate amount of all such judgments, awards, and agreements exceeds Five Hundred Thousand Dollars ($500,000) to the extent not covered by insurance.

(h)
Material Adverse Change. A material adverse change occurs in Borrower’s (or any guarantor’s) business condition (financial or otherwise), operations, or properties, or ability to repay the credit extended by Lender under this Agreement.

(i)
Cross-default. Any default occurs under any agreement in connection with any indebtedness Borrower (or any guarantor) or any of Borrower’s Affiliates has obtained from anyone else or which Borrower (or any guarantor) or any of Borrower’s Affiliates has guaranteed in excess of Two Hundred Fifty Thousand Dollars ($250,000), the result of which gives the holder of such indebtedness the right (whether or not exercised) to accelerate the date for payment of such indebtedness.

(j)
Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect.

(k)
Other Agreements. Borrower (or any guarantor) or any of Borrower’s Affiliates fails to meet the conditions of, or fails to perform any obligation under any other agreement Borrower (or any guarantor) or any of Borrower’s Affiliates has with Lender or any Affiliate of Lender and, as to any such default that can be cured, has failed to cure such default within ten (10) days after Borrower or Affiliate receives notice thereof or any officer of Borrower or Affiliate becomes aware thereof (provided that no Credit Extensions will be required to be made during such cure period).

(l)
Change of Control. A transaction or series of transactions (other than an offering of the Borrower’s stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons”, as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (other than the Borrower, any of its subsidiaries, an employee benefit plan maintained by the Borrower or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Borrower) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Corporation possessing more than 50% of the total combined voting power of the Corporation’s securities outstanding immediately after such acquisition.

(m)
Other Breach Under Agreement. (i) Borrower fails to perform any obligation under Section 1 or Section 4 of this Agreement; or (ii) Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to above, and, as to any such default that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof (provided that no Credit Extensions will be required to be made during such cure period).

7.2
Remedies. Upon the occurrence of an Event of Default,  without implying any obligation to do so, Lender may cease making Credit Extensions or extending any other financial accommodations to Borrower;  all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(e), automatically and without notice or demand, due and payable in full; and  Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the UCC, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercially reasonable manner.

8.
ACCRUAL OF INTEREST. All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. Lender may charge interest, finance charges and fees based upon the projected amounts thereof as of the due dates therefor, and adjust subsequent charges to account for the actual accrued amounts. If any amount due under Section 2.2, amounts due under Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage until the earlier of  payment in good funds or  entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

9.
FEES, COSTS AND EXPENSES; INDEMNIFICATION. Borrower will pay to Lender upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following:  preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing,  any litigation or dispute (whether instituted by Lender, Borrower or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith,  enforcing any rights against Borrower or any guarantor, or any Account Debtor,  protecting or enforcing its interest in the Receivables or the Collateral,  collecting the Receivables and the Obligations, or  the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor. Borrower shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

10.
INTEGRATION, SEVERABILITY WAIVER, CHOICE OF LAW, FORUM AND VENUE.

10.1
This Agreement and any related security or other agreements required by this Agreement, collectively:  represent the sum of the understandings and agreements between Lender and Borrower concerning this credit;  replace any prior oral or written agreements between Lender and Borrower concerning this credit; and  are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes a Credit Extension after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

10.2
THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

11.
NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS. All notices shall be given to Lender and Borrower at the addresses or faxes set forth on the signature page of this agreement and shall be deemed to have been delivered and received:  if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid,  one (1) calendar day after deposit with an overnight mail or messenger service; or  on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex. Lender may honor telephone or telefax instructions for Credit Extensions or repayments given, or purported to be given, by any one of the Authorized Persons. Borrower will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement’s termination, and will benefit Lender and its officers, employees, and agents.

12.
CO-BORROWERS.

12.1
Co-Borrowers. Borrowers are jointly and severally liable for the Obligations and Lender may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower. This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Lender and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower. Lender may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, each Borrower, including without limitation Advance Request Forms and Compliance Certificates. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of each Borrower, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Lender on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Lender need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.

12.2
Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives, until all Obligations (other than inchoate indemnity obligations) are paid in full and Lender has no further obligation to make Credit Extensions to each Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating a Borrower to the rights of Lender under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured.

12.3
Waivers of Notice. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase a Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Lender’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of Lender that changes the scope of Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Lender any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Lender with respect to the Obligations in any manner or whatsoever.

12.4
Subrogation of Defenses. For so long as any Obligations are outstanding or Lender has any obligations to make Credit Extensions to Borrower hereunder, each Borrower hereby agrees not to assert any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect. This Section 14.4 shall have no further force or effect and shall terminate automatically upon the indefeasible repayment in full in cash of all Obligations owing to Lender and the termination of this Agreement and Lender’s obligation to make Credit Extensions to Borrower hereunder.

12.5
Right to Settle, Release.

12.5.1
The liability of Borrower hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Lender may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

12.5.2
Without notice to any given Borrower and without affecting the liability of any given Borrower hereunder, Lender may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to any other Borrower by written agreement with such other Borrower, (ii) grant other indulgences to another Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to any other Borrower by written agreement with such other Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

12.6
Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower, except as disclosed in the Disclosure Letter, is subordinated to the Obligations and Borrower holding the indebtedness shall take all actions requested by Lender to effect, to enforce and to give notice of such subordination.

13.
DEFINITIONS AND CONSTRUCTION.

13.1
Definitions. In this Agreement:

“Account Balance” means at any time the aggregate of the Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.

“Account Debtor” has the meaning in the UCC and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker’s acceptance assuring payment thereof.

“Adjustments” means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.

“Advance” means an advance made by Lender to Borrower under this Agreement.

“Advance Request” means a writing in form and substance satisfactory to Lender and signed by an Authorized Person requesting an Advance.

“Affiliate” means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.

“Agreement” means this Business Financing Agreement.

“Authorized Person” means Borrower (if an individual) or any one of the individuals authorized to sign on behalf of Borrower, and any other individual designated by any one of such authorized signers.

“Availability Amount” means the lesser of (a) the Credit Limit or (b) the Borrowing Base, minus the outstanding principal balance of Advances.

“Average EBDAS” means, as of the date of determination, (a) EBDAS measured for the trailing three (3) months then ended, divided by (b) three (3).

“Borrower” is defined in the preamble of this Agreement.

“Borrower’s Account” means Borrower’s general operating account maintained with Lender, into which all Credit Extensions will be deposited unless otherwise instructed by Borrower in writing.

“Borrowing Base” means at any time the sum of (i) the Eligible Receivable Amount multiplied by the Eligible Receivable Advance Rate plus (ii) the lesser of (x) the Eligible Inventory Value or (y) the Inventory Sublimit (provided, however, that the Borrowing Base shall not be comprised of more than forty percent (40%) of Eligible Inventory and no Eligible Inventory shall be part of the Borrowing Base until Lender has received an inventory appraisal satisfactory to Lender), minus (iii) such reserves as Lender may deem proper and necessary from time to time.

“Borrowing Base Certificate” is defined in Section 4.14(g).

“Cash Management Services” is defined in Section 1.1(h).

“Cash Management Sublimit” means One Hundred Fifty Thousand Dollars ($150,000).

“Collateral” means all of Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the “Collateral”): (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), Inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. Notwithstanding the foregoing, Collateral shall not include (a) rights of Borrower held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law), (b) any interest of Borrower as a lessee or sublessee under a real property lease or an equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the UCC); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Lender or (c) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law.

“Collection Account” means the deposit account maintained with Lender which, pursuant to the Lockbox Agreement, all Collections received in the Lockbox are to be deposited, and as to which Borrower has no right to withdraw funds.

“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Compliance Certificate” means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct in all material respects as of the date such certificate is delivered.

“Credit Extension” means each Advance or any other extension of credit by Lender for the benefit of Borrower hereunder.

“Credit Limit” means Seven Million Dollars ($7,000,000), which is intended to be the maximum amount of Advances at any time outstanding.

“Default” means any Event of Default or any event that with notice would constitute an Event of Default.

“Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

“Disclosure Letter” means that certain Disclosure Letter delivered to Lender by Borrower on the date hereof.

“Due Diligence Fee” means a payment of an annual fee equal to Nine Hundred Dollars ($900) due upon the date of this Agreement and Nine Hundred Dollars ($900) due upon each anniversary thereof so long as any Advance is outstanding or available hereunder.

“EBDAS” means net income before depreciation and amortization expenses and non-cash stock compensation expenses.

“Eligible Inventory” means Inventory which shall be valued in accordance with the definition of “Eligible Inventory Value”, and which satisfies the following requirements:

(a)
the Inventory is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender;

(b)
the Inventory is held for sale or use in the ordinary course of Borrower’s business and is of good and merchantable quality. Display items, raw materials, work-in-process, parts, samples, and packing and shipping materials are not eligible. Inventory which is obsolete, unsalable, damaged, defective, used, discontinued, perishable or slow-moving, or which has been returned by the buyer, is not eligible;

(c)
the Inventory is covered by insurance as required in Section 4.4 of this Agreement;

(d)
the Inventory has not been manufactured to the specifications of a particular Account Debtor;

(e)
the Inventory is not subject to any licensing agreements which would prohibit or restrict in any way the ability of Lender to sell the Inventory (including its packaging) to third parties;

(f)
the portion of the Inventory actually manufactured or assembled by Borrower has been produced in compliance with the requirements of the U.S. Fair Labor Standards Act (29 U.S.C. §§201 et seq.);

(g)
the Inventory is not on consignment;

(h)
the Inventory is located in the United States and is located at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory for which Lender has received a landlord waiver or a bailee agreement in form and substance satisfactory to Lender signed by the landlord or bailee, as applicable;

(i)
Lender has received an audit on the Inventory satisfactory to Lender in its sole discretion; and

(j)
the Inventory is otherwise acceptable to Lender in the exercise of its sole discretion.

“Eligible Inventory Value” means for Inventory, forty-five percent (45%) of the book value of such Eligible Inventory, or such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrower.

“Eligible Jurisdiction” means the United States and any Province in Canada except for the Province of Quebec.

“Eligible Receivable” means a Receivable that satisfies all of the following:

(a)
The Receivable has been created by Borrower in the ordinary course of Borrower’s business and without any obligation on the part of Borrower to render any further performance.

(b)
There are no conditions which must be satisfied before Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales.

(c)
The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.

(d)
The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against Borrower (including offsets for any “contra accounts” owed by Borrower to the Account Debtor for goods purchased by Borrower or for services performed for Borrower).

(e)
The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.

(f)
Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.

(g)
Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Receivable. Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by Borrower as a foreign corporation authorized to transact business in such state.

(h)
The Receivable is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.

(i)
The Account Debtor on the Receivable is not any of the following:  an employee, Affiliate, parent or subsidiary of Borrower, or an entity which has common officers or directors with Borrower;  the U.S. government or any agency or department of the U.S. government unless Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrower, provided that such Receivables may be permitted to be included as Eligible Receivables hereunder by Lender in its sole discretion on a case-by-case basis;  any person or entity located outside an Eligible Jurisdiction, unless  the Receivable is supported by an irrevocable letter of credit issued by a bank acceptable to Lender, and if requested by Lender, the original of such letter of credit and/or any usance drafts drawn under such letter of credit and accepted by the issuing or confirming bank have been delivered to Lender or  the Receivable is supported by other insurance, bond, or assurance acceptable to Lender, provided that such Receivables may be permitted to be included as Eligible Receivables hereunder by Lender in its sole discretion on a case-by-case basis; or  an Account Debtor as to which thirty-five percent (35%) or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within ninety (90) days from invoice date.

(j)
The Receivable is not in default (a Receivable will be considered in default if any of the following occur:  the Receivable is not paid within ninety (90) days from its invoice date, provided that such Receivables may be permitted to be included as Eligible Receivables hereunder by Lender in its sole discretion on a case-by-case basis;  the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or  any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).

(k)
The Receivable does not arise from the sale of goods which remain in Borrower’s possession or under Borrower’s control.

(l)
The Receivable is not  subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts), or  owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings).

(m)
The Receivable is not owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue); provided that such Receivables may be permitted to be included as Eligible Receivables hereunder by Lender in its sole discretion on a case-by-case basis.

(n)
The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to Borrower under any other obligation which is evidenced by a promissory note.

(o)
The Receivable is not that portion of Receivables due from an Account Debtor which is in excess of thirty percent (30%) of Borrower’s aggregate dollar amount of all outstanding Receivables.

(p)
The Receivable is not owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (1) it has title to and has ownership of the goods wherever located, (2) a bona fide sale of the goods has occurred, and (3) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts)

(q)
The Receivable is not owing from Elysian Health, Covance, or any of their affiliates.

(r)
The Receivable is not owing from A.S Watson Group or any of its affiliates unless covered by foreign credit insurance acceptable to Lender.

(s)
The Receivable is otherwise acceptable to Lender in the exercise of its sole discretion.

“Eligible Receivable Advance Rate” means eighty percent (80%) or such lesser rate as Lender may establish in its discretion to the extent the twelve (12) month dilution of Receivables (excluding Elysian Health and Covance) deteriorates by more than five percent (5.0%).

“Eligible Receivable Amount” means at any time the sum of the Receivable Amounts of the Eligible Receivables.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning set forth in Section 7.1.

“Finance Charge” means an interest amount equal to the Finance Charge Percentage of the ending daily Account Balance for the relevant period.

“Finance Charge Percentage” means a floating rate per year equal to the Prime Rate plus one and one half of one percent (1.50%), plus an additional five percent (5.00%) during any period that an Event of Default has occurred and is continuing.

“GAAP” means generally accepted accounting principles consistently applied and used consistently with prior practices.

“International Sublimit” means Five Hundred Thousand Dollars ($500,000).

“Inventory” means and includes all of Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment, arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Inventory Sublimit” means Three Million Dollars ($3,000,000).

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lender” means WESTERN ALLIANCE BANK, an Arizona corporation, and its successors and assigns.

“Letter of Credit” has the meaning set forth in Section 1.1(i).

“Letter of Credit Obligation” means, at any time, the sum of, without duplication, (a) the maximum amount available to be drawn on all outstanding Letters of Credit issued by Lender or by Lender’s Affiliate and (b) the aggregate amount of all amounts drawn and unreimbursed with respect to Letters of Credit issued by Lender or by Lender’s Affiliate.

“Liquidity” means an amount equal to Borrower’s unrestricted and unencumbered cash at Lender, plus the Availability Amount.

“Loan Documents” is defined in Section 14.2.

“Lockbox” is defined in the Lockbox Agreement.

“Lockbox Agreement” is defined in Section 1.1(d)(i).

“Maturity Date” means twenty-four (24) months from the date hereof or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Month End” means the last calendar day of each month.

“Obligations” means all liabilities and obligations of Borrower to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Credit Extensions, Finance Charges, Revolving Facility Fee, Revolving Termination Fee, fees, interest, expenses, professional fees and attorneys’ fees.

“Overadvance” means at any time an amount equal to the greater of (a) the amounts (if any) by which the total amount of the outstanding Advances (including deemed Advances with respect to the International Sublimit and the total amount of the Cash Management Sublimit) exceeds the lesser of the Credit Limit or the Borrowing Base or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the International Sublimit or the Cash Management Sublimit exceeds its respective Subfacility Maximum.

“Perfection Certificate” means that certain completed certificate signed by Borrower, entitled “Perfection Certificate” and delivered to Lender on or about the Closing Date in connection with this Agreement.

“Permitted Indebtedness” means:

(a)
Indebtedness under this Agreement or that is otherwise owed to Lender.

(b)
Indebtedness  existing on the date hereof and specifically disclosed on a schedule to the Disclosure Letter.

(c)
Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding One Million Dollars ($1,000,000) in total principal amount at any time outstanding.

(d)
Indebtedness to trade creditors incurred in the ordinary course of business.

(e)
Other indebtedness in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause an Event of Default hereunder.

(f)
Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (e) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower.

(g)
Subordinated Debt.

“Permitted Investment” means:

(a)
Investments existing on the Closing Date and specifically disclosed on a schedule to the Disclosure Letter;

(b)
Investments (i) by Borrower in subsidiaries not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year and (ii) by Subsidiaries in other Subsidiaries or in Borrower;

(c)
Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business;

(d)
other Investments not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year of the Borrower; and

(e)
(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender and (iv) Lender’s money market accounts.

“Permitted Liens” means the following but only with respect to property not consisting of Receivables or Inventory:

(a)
Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.

(b)
Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interest in the Collateral.

(c)
Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (f) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(d)
Liens securing Subordinated Debt.

(e)
carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business by operation of law (and that do not secure borrowed money) which are not delinquent or remain payable without penalty.

(f)
Liens upon any equipment or other personal property acquired by Borrower after the date hereof not to exceed One Million Dollars ($1,000,000) in the aggregate to secure (i) the purchase price of such equipment or other personal property, or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition, construction, installation, development or improvement of such equipment or other personal property provided that such Liens are confined solely to the equipment or other personal property so acquired, constructed, installed, developed or improved and the amount secured does not exceed the cost of such acquisition, installation, development or improvement.

(g)
non-exclusive licenses of Intellectual Property entered into in the ordinary course of business.

(h)
Judgment liens that do not constitute an Event of Default hereunder.

(i)
Liens on cash for the purpose of securing obligations of Borrower for services provided with respect to cash management accounts, provided such Liens apply only to cash held in such management accounts.

(j)
deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations and good faith deposits in connection with tenders, contracts or leases which Borrower or any Subsidiary deposits or pledges to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds or other similar obligations not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the greater of four and three quarters of one percent (4.75%) per year or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Lender as its Prime Rate. Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

“Receivable Amount” means as to any Receivable, the Receivable Amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

“Receivables” means Borrower’s rights to payment arising in the ordinary course of Borrower’s business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

“Revolving Facility Fee” means a payment of a fully earned and non-refundable annual fee equal to one half of one percent (0.50%) of the Credit Limit, due upon the date of this Agreement and each anniversary thereof so long as any Advance is outstanding or available hereunder.

“Revolving Termination Fee” means a payment equal to one percent (1.0%) of the Credit Limit.

“RML” means Liquidity, divided by the absolute value of Average EBDAS.

“Streamline Period” is, on and after the Closing Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Lender a written report that Borrower has, as of the immediately preceding Month End maintained a RML as determined by Lender in its judgment, of at least 6 months (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Lender in its judgment. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold for two (2) consecutive months as determined by Lender in its judgment, prior to entering into a subsequent Streamline Period. Each such Streamline Period shall commence on the first day of the month following the date Lender determines, in its judgment, that the Streamline Threshold has been achieved.

“Subfacility Maximum” means (a) One Hundred Fifty Thousand Dollars ($150,000) for the Cash Management Sublimit and (b) Five Hundred Thousand Dollars ($500,000) for the International Sublimit.

“Subordinated Debt” means indebtedness of Borrower that is expressly subordinated to the indebtedness of Borrower owed to Lender pursuant to a subordination agreement satisfactory in form and substance to Lender.

“Transition Date” has the meaning set forth in Section 4.15.

“UCC” means the California Uniform Commercial Code, as amended or supplemented from time to time.

13.2
Construction:

(a)
In this Agreement:  references to the plural include the singular and to the singular include the plural;  references to any gender include any other gender;  the terms “include” and “including” are not limiting;  the term “or” has the inclusive meaning represented by the phrase “and/or,”  unless otherwise specified, section and subsection references are to this Agreement, and  any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b)
Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrower or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c)
Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

14.
JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

15.
JUDICIAL REFERENCE PROVISION.

15.1
In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

15.2
With the exception of the items specified in Section 15.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this section, the “Loan Documents”) will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

15.3
The matters that shall not be subject to a reference are the following:  nonjudicial foreclosure of any security interests in real or personal property,  exercise of self-help remedies (including, without limitation, set-off),  appointment of a receiver, and  temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (a) and (b) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (c) and (d). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

15.4
The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

15.5
The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to  set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee,  if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference, and  report a statement of decision within twenty (20) days after the matter has been submitted for decision.

15.6
The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

15.7
Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

15.8
The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

15.9
If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

15.10
THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

16.
EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the Maturity Date and thereafter so long as any Obligations remain outstanding hereunder. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrower’s behalf. Borrower agrees that Lender shall have the right to identify Borrower by name in those materials.

17.
OTHER AGREEMENTS. Any security agreements, liens and/or security interests securing payment of any obligations of Borrower owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrower and Lender or its Affiliates.

18.
REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor, or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys’ fees of Lender related thereto, the liability of Borrower and such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

19.
PATRIOT ACT NOTIFICATION. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (“Patriot Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

20.
NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES,  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND  THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Signature Page Follows.]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER:

CHROMADEX CORPORATION, A DELAWARE CORPORATION

By /s/ Kevin M. Farr
Name: Kevin M. Farr
Title: CFO

CHROMADEX, INC., A CALIFORNIA CORPORATION
By /s/ Kevin M. Farr
Name: Kevin M. Farr
Title: CFO

CHROMADEX ANALYTICS, INC., A NEVADA CORPORATION
By /s/ Kevin M. Farr
Name: Kevin M. Farr
Title: CFO

HEALTHSPAN RESEARCH LLC, A DELAWARE LIMITED LIABILITY COMPANY

By /s/ Kevin M. Farr
Name: Kevin M. Farr
Title: CFO

Address for Notices: c/o Chromadex Corporation 10900 Wilshire Blvd., Suite 650 Los Angeles, California 90024 Fax: Email: kevinf@chromadex.com Attn: Kevin Farr, CFO

[Signature Page to Business Financing Agreement]

LENDER:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION By /s/ Darin Cunningham Name: Darin Cunningham Title: Vice President

Address for Notices: WESTERN ALLIANCE BANK 600 Anton Blvd., Suite 150 Costa Mesa, CA 92626 Fax: Email: darin.cunningham@bridgebank.com Attn: Darin Cunningham
[Signature Page to Business Financing Agreement]

EXHIBIT A
COMPLIANCE CERTIFICATE

TO:
WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)

FROM:
CHROMADEX CORPORATION, CHROMADEX, INC., CHROMADEX ANALYTICS, INC., and HEALTHSPAN RESEARCH LLC (collectively, “Borrower”)

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement among Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements (consolidated) with Compliance Certificate	Monthly within 30 days		Yes	No
Annual financial statements (CPA Audited)	FYE within 180 days		Yes	No
Borrowing Base Certificates, A/R & A/P Agings, sales or billings journal, cash receipts report, deferred revenue report, and inventory report	Monthly within 15 days and, when a Streamline Period is not in Effect, at the date of each Advance (other than inventory report)		Yes	No
Board approved budget	FYE within 60 days and as amended/updated		Yes	No
Complies

Financial Covenant	Required	Actual

RML (monthly)	4 months		Yes	No

Unrestricted cash at Lender (monthly)	$3,000,000		Yes	No

Streamline Threshold	Required	Actual	Complies

RML (monthly)	6 months		Yes	No

Comments Regarding Exceptions: See Attached.			BANK USE ONLY

Received by:
Sincerely,			AUTHORIZED SIGNER

CHROMADEX CORPORATION			Date:

Verified:
SIGNATURE			AUTHORIZED SIGNER

Date:
TITLE
Compliance Status			Yes	No

DATE CHROMADEX, INC.

SIGNATURE

TITLE

DATE CHROMADEX ANALYTICS, INC.

SIGNATURE

TITLE

DATE HEALTHSPAN RESEARCH LLC

SIGNATURE

TITLE

A-1

Exhibit B

Form of Compliance Certificate

[to be provided by Lender]

B-1